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                                                                      EXHIBIT 99
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***For Immediate Release***                         Contact: Fresh America Corp.
                                                    Cheryl A. Taylor, CFO
                                                    (469) 791-5777


           FRESH AMERICA CORP. ANNOUNCES APPOINTMENT OF NEW DIRECTORS

Dallas, Texas, October 25, 2001--Fresh America Corp. (PINK SHEETS: FRES), a major North American food distribution company (the "Company"), today announced the appointment of four new directors to the Company's Board. Arthur W. Hollingsworth, Luke M. Sweetser, Gregory A. Campbell and Darren L. Miles were appointed to the Board of Directors effective October 15, 2001. The new directors join Colon O. Washburn, who has served as a member of the Board of Directors of the Company since July, 1993. The new directors filled vacancies due to the resignations of Mark Gier and Keith McKinney, which were also effective as of October 15, 2001, as well as existing vacancies to the Board. The following are brief summaries of the business and relevant experience of the new appointees to the Board:

Arthur W. Hollingsworth. Since October 15, 2001, Mr. Hollingsworth has served as a member of the Company's Board of Directors. On October 17, 2001, he was appointed the Company's Chairman of the Board. Since August 2000, Mr. Hollingsworth has been a Co-founder and Partner of North Texas Opportunity Fund LP, a venture capital/private equity firm located in Dallas, TX. From 1989 to the present, Mr. Hollingsworth has also been a Partner of Lewis Hollingsworth LP, a venture capital/private equity firm located in Dallas, TX. Mr. Hollingsworth is Chairman of the Boards of Belding Hausman Incorporated (textile manufacturer) and Instaff Personnel, Inc. (temporary staffing services) and is also Co-Chairman of BillMatrix Corporation (payment processing). In addition, Mr. Hollingsworth serves on the board of directors of Hollingsworth & Vose Company (paper manufacturing), Irving Holdings, Inc. (Yellow Cabs of Dallas) and the Zale Lipshy University Medical Center, Inc. (healthcare).

Gregory A. Campbell. Since October 15, 2001, Mr. Campbell has served as a member the Company's Board of Directors. Since August 2000, Mr. Campbell has been a Co-founder and Partner of North Texas Opportunity Fund LP, a venture capital/private equity firm in Dallas, TX. Since September 1988, Mr. Campbell has served as President of Campbell Consulting Group, a strategic management consulting group. In addition, Mr. Campbell presently serves as a director on the boards of Trycos Incorporated (software development), PrimeSource Foodservice Equipment, Inc. (foodservice equipment distribution), InStaff Personnel, Inc. (temporary staffing services), IBIS Communications and MLN Holding Corporation.

Luke M. Sweetser. Since October 15, 2001, Mr. Sweetser has served as a member of the Company's Board of Directors. Since August 2000, Mr. Sweetser has been a Co-founder and Partner of North Texas Opportunity Fund LP, a venture capital/private equity firm located in Dallas, TX. From 1994 to the present, Mr. Sweetser has been a Managing Director of Lewis Hollingsworth LP, a venture capital/private equity firm located in Dallas, TX. Mr. Sweetser is a director of InStaff Personnel (temporary staffing services), PrimeSource Foodservice Equipment, Inc. (foodservice equipment distribution), Trycos Incorporated (software development) and the







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Dallas-Ft. Worth Private Equity Forum. Mr. Sweetser has served as a director for the City of Dallas Housing Finance Corporation since 1994 and has served as its Chief Investment Officer since 1996. Mr. Sweetser holds the designation of Chartered Financial Analyst from the Association of Investment Management and Research.

Darren L. Miles. Since October 15, 2001, Mr. Miles has served as a member of the Company's Board of Directors. In August 2001, Mr. Miles was appointed President and Chief Executive Officer of the Company. Since 2000, Mr. Miles has been a director of Lewis Hollingsworth LP, a venture capital/private equity firm in Dallas, TX. From 1998 to 2000, Mr. Miles was Chief Financial Officer and Executive Vice President of ACS Incorporated, a commodity distribution company. From 1984 to 1998, Mr. Miles was Chief Financial Officer, Executive Vice President, and a Principal of Hutson Companies Inc., a privately-held wholesale/retail distribution company.

About Fresh America
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Fresh America is an integrated food distribution management that operates facilities located in Dallas and Houston, Texas; Atlanta, Georgia; Scranton and Wilkes-Barre, Pennsylvania; Richmond, Indiana; Chicago, Illinois; and Norwalk, California.